UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2016

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

Air Products and Chemicals, Inc. (the “Company”) entered into an underwriting agreement on May 24, 2016 (the “Underwriting Agreement”) with the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, subject to and upon the terms and conditions set forth therein, €350,000,000 in aggregate principal amount of 0.375% notes due June 1, 2021 (the “Notes”). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

It is expected that the Company will issue and sell the Notes on June 1, 2016. The Notes are being sold pursuant to the Company’s Registration Statement on Form S-3 (No. 333-200537) and the Prospectus included therein (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 24, 2014, and the Prospectus Supplement relating thereto dated May 24, 2016 and filed with the Commission on May 25, 2016.

This Current Report on Form 8-K is filed for the purpose of filing the document attached as an exhibit hereto as an exhibit to the Registration Statement, and such exhibit is hereby incorporated by reference into the Registration Statement.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 24, 2016, with HSBC Bank plc, J.P. Morgan Securities plc, Merrill Lynch International, Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander, S.A., Lloyds Bank plc, Scotiabank Europe plc, SMBC Nikko Capital Markets Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: May 25, 2016	By:	/s/ Mary T. Afflerbach
Name: Mary T. Afflerbach
Title: Corporate Secretary and Chief Governance Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 24, 2016, with HSBC Bank plc, J.P. Morgan Securities plc, Merrill Lynch International, Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander, S.A., Lloyds Bank plc, Scotiabank Europe plc, SMBC Nikko Capital Markets Limited.

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